Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 21, 2013 (except for the Reverse Stock Split paragraph of Note 12, as to which the date is January 16, 2014), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-193013) and related Prospectus of Auspex Pharmaceuticals, Inc. for the registration of 6,000,000 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

February 4, 2014